April 13, 2000

TO WHOM IT MAY CONCERN:

The purpose of this letter is to announce the resignation of H. Steven Bonenberger from the position of "director" of The Regency Group Limited, Inc.

I, H. Steven Bonenberger, am officially resigning.

Sincerely,

/s/H. Steven Bonenberger